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                                                                    EXHIBIT 23.3


                          [MERCER CAPITAL LETTERHEAD]


                                  July 2, 1998


CONSENT OF MERCER CAPITAL MANAGEMENT, INC.

In connection with the proposed merger of Florida Banks, Inc. and First
National Bank of Tampa, the undersigned, acting as independent financial advisor to the common shareholders of First National Bank of Tampa, hereby consents to the reference to our firm and our fairness opinion in the form S-4 Registration Statement and to the inclusion of our fairness opinion as an appendix to the S-4 Registration Statement.




                                    MERCER CAPITAL MANAGEMENT, INC.

                                    /S/ J. Michael Julius, ASA, CFA
                                    ---------------------------------------
                                    J. Michael Julius, ASA, CFA
                                    Vice President